Exhibit 99.1

Investor Presentation September, 2015 Ocwen Financial Corporation? 1 ©2015 Ocwen Financial Corporation. All rights reserved.

FORWARD-LOOKING STATEMENTS: Our presentation contains certain forward-looking statements as defined under the federal securities laws. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology, and include pro forma financial information presented solely for illustrative purposes. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: our servicer and credit ratings as well as other actions from various rating agencies, including the impact of recent downgrades of our servicer and credit ratings; adverse effects on our business as a result of recent regulatory settlements; reactions to the announcement of such settlements by key counterparties; increased regulatory scrutiny and media attention, due to rumors or otherwise; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to execute on our strategy to reduce the size of our Agency servicing portfolio; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with debt covenants; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to contain and reduce our operating costs, including our ability to successfully execute on our cost improvement initiative; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2014 (filed with the SEC on May 11, 2015) and its quarterly report on Form 10-Q for the quarter ended June 30, 2015 (filed with the SEC on July 31, 2015). Anyone wishing to understand Ocwen s business should review its SEC filings. Ocwen s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Information contained in this presentation that reflects assumptions as to facts or circumstances may or may not reflect current or future facts or circumstances and may simplify certain variable or otherwise complex outcomes for purposes of presenting such information. Such information is presented solely for illustrative purposes and readers should not place undue reliance on information reflecting such assumptions. Ocwen may post information that is important to investors on its website. Ocwen Financial Corporation? 2

Strategic Update Company executing on key objectives: Announced Agency MSR sales on track to close as expected before end of 2015(a) Reducing Corporate Debt/Equity ratio as previously indicated to an anticipated pro forma ratio of ~0.8x as of June 30, 2015 by year end Executing detailed cost improvement plans Continue intense focus on helping homeowners and improving the borrower experience Completed 554,500+ modifications since 2009(b); Most HAMP modifications in industry(c) CFPB complaints down 27%(d), the largest improvement of any servicer for the second consecutive report Bank-like Risk and Compliance management systems taking hold Building future growth engines: Mortgage Originations technology platform for speed, cost advantages; retail focus Small Balance Commercial Lending piloting two new products we expect to someday securitize a) Asset sales are subject to final contract terms, certain consents and closing conditions. While some asset sales have been announced and are under contract, some have yet to be finalized and are still subject to contract negotiations and certain closing conditions, including GSE and FHFA approvals. b) As of 6/30/2015 c) Source: First Quarter 2015 Making Home Affordable Program Performance Report by U.S. Department of the Treasury; includes acquired loans d) Source: August 2015 CFPB Monthly Complaint Report, Vol. 2; Represents complaint volume from March to May, 2015; The percent reduction is compared to the same period in 2014. In the July 2015 CFPB Monthly Complaint Report, Vol. 1, Ocwen s compliant volume was down 29%, the most of any servicer. Ocwen Financial Corporation? 3

Second Half 2015 Update The Company is in the process of refinancing the $1.8B private label OMART servicing advance facility with a $1.65B servicing advance facility comprised of $1.35B of variable funding notes and $300 million of 1-year term notes As previously indicated, the second half will be challenging from an income perspective following revisions to the assumptions underlying the Company s expectations regarding its financial performance in light of operational and other developments, including lower revenue expectations and higher expected operating, interest and tax expense, the Company now anticipates a loss for 2015. The Company has initiated a comprehensive cost improvement plan which it is executing on. (See page 8 for more details on the cost improvement initiative.) Ocwen continues to invest in compliance and improving the customer experience National Mortgage Settlement monitor completed investigation of Ocwen s Internal Review Group and concluded past challenges have been "sufficiently addressed" In addition to mandatory prepayments associated with sales of MSRs, the Company expects to make a voluntary prepayment of its senior secured term loan of $150 million this week and may make further voluntary prepayments later this year The Company has terminated the FiServ servicing system contract and expects to recognize a $(10) million charge in Q3 15. This termination will result in cost savings of $18 million in 2016 Two securities class actions lawsuits against Ocwen dismissed without prejudice on 9/4/15 Ocwen Financial Corporation? 4

Agency MSR Transactions Update ($ in millions) Closed by Closed in Q3 Q2f15 as of Sep 10 In process(b) Comments UPB of sold MSRs ($ in billions) Performing 63 - 21 Non Performing 3 2 2 Total 66 2 23 Proceeds(a) Performing 414 97 230 Excludes $333 recovery Non Performing (55) (18) (65) of Corporate cash from Total 165 advances 358 79 Gain Performing 102 (2) 64 $4 higher gain vs. 7/31 Non Performing (45) (18) (20) presentation Total 57 (20) 44 Expect all transactions to close in FY 2015 as communicated previously Exploring potential to sell additional Agency MSRs (a) Proceeds net of deal expenses, compensatory fee payments, collateral payments and tax expenses 5 Ocwen Financial Corporation? (b) Asset sales are subject to final contract terms, certain consents and closing conditions. While some asset sales have been announced and are under contract, some have yet to be finalized and are still subject to contract negotiations and certain closing conditions, including GSE and FHFA approvals. As such, proceed / gain amounts are still subject to change

Corporate Leverage, Liquidity and Financing Update

($ in millions)

Pro Forma SSTL


$1,277
$936
$(500)
$436
12/31/14 SSTL Balance
6/30/15 SSTL Balance
Anticipated SSTL Paydown
6/30/15 Pro Forma SSTL Balance
1.7x Corporate Debt/Equity(a)
1.2x Corporate Debt/Equity(a)
0.8x Pro Forma Corporate Debt/Equity(a)(b)

- Leverage reduction expected before end of 2015
- Consistent with previous communications

Liquidity and Financing Update

- Average Cash + Available Liquidity[c] of $487 in the third quarter 2015[d]
- OMART private label servicing advance facility refinancing is in process and we are targeting execution in September
  - $1.35B in variable funding notes; $300 in S&P rated 1-year term note
- Successfully refinanced $200 Homeward forward originations warehouse line in August
- Successfully refinanced $100 Liberty reverse originations warehouse line in August
- Extended $100 OLS forward originations warehouse line maturity to late-September to enable refinance with same lender

(a) Corporate Debt = Senior Secured Term Loan + Unsecured bonds + OASIS notes
(b) Pro forma Corporate Debt includes adjustments from the MSR Sale Proceeds and the anticipated SSTL pay down as well as additional SSTL payments. Pro forma Equity includes adjustments for the anticipated income from announced asset sales
(c) Due to high liquidity levels, Ocwen is currently foregoing borrowings on a few warehouse and advance facilities and funding a portion of loans and advances with cash. These assets are pledged to our debt facilities as collateral, and we can re-borrow on the facilities with short notice. Available Liquidity represents this available borrowing capacity.
(d) July 1, 2015 thru September 9, 2015

Ocwen Financial Corporation®

Note:
- Asset sales are subject to final contract terms, certain consents and closing conditions. While some asset sales have been announced and are under contract, some have yet to be finalized and are still subject to contract negotiations and certain closing conditions, including GSE and FHFA approvals. As such, proceed / gain amounts are still subject to change. For Pro-forma Debt/Equity ratio, the impact of taxes on Equity has been ignored. Anticipated SSTL repayment is dependent on net sale proceeds.
- Credit ratings are not a recommendation to buy, sell or hold any security and are subject to change

6

Debt Facilities Overview (balances as of 9/11/15)

OCWEN

($ in millions)

	Debt Balance	Facility Cap	Available Credit	Weighted Average Advance Rate	Weighted Average Interest Rate	Maturity	Comments
Advance Facilities							
OMART	$ 1,262	$ 1,800.0	$ 28	79.3%	1L + 2.0%	10/15/2015	Expected to refinance in September
OFAF	225	$ 450.0	61	87.7%	1 L + 2.4%	6/10/2016	VFN: 2016 maturity; Term Notes: 2015 maturity
OSART III	51	$ 93.8	19	76.9%	CoF + 3.6%	12/22/2015	Expected to refinance in Q4
EBO (Counterparty 1)	47	47	-	79.0%	1L + 4.5%	N/A	N/A
EBO (Counterparty 2)	18	18	-	87.0%	1L + 5.5%	N/A	N/A
Subtotal - Advance Facilities	**1,603**	**2,410**	**108**				
Warehouse Lines							
OLS - Lender 1	32	150	93	100.0%	WAC	4/30/2016	2016 maturity
OLS - Lender 2	38	100	66	85.8%	1L + 2.00% to 3.45%	9/29/2015	In process of extending another year
HRI - Lender 3	167	200	59	94.5%	1L + 2.00%	8/23/2016	2016 maturity
HRI - Lender 4	49	100	9	100.0%	WAC	4/30/2016	2016 maturity
Liberty - Lender 5	49	100	-	99.0%	1L + 2.75%	5/27/2016	2016 maturity
Subtotal - Warehouse Lines	**336**	**650**	**227**				
Corporate Debt							
OASIS	101	101	N/A	N/A	N/A	2/28/2028	
SSTL	860	860	N/A	N/A	5.0%	2/15/2018	Interest rate excludes impact of fee amortization
6.625% Sr Notes	350	350	N/A	N/A	6.6%	5/15/2019	Interest rate excludes impact of fee amortization and rate increase from S-4 filing delay
Subtotal - Corporate Debt	**1,311**	**1,311**					
Total	**$ 3,251**	**$ 4,371**					

Ocwen Financial Corporation®

7

Cost Improvement Initiative Underway

OCWEN

($ in millions)

Framework

- Expected savings of <u>at least</u> $150 million in 2016 vs. projected full year 2015 operating expenses
- Margin improvement in 2016 vs. 2015

Approach

- Established internal targets
- Implemented a rigorous Risk Assessment program to assess potential impact of changes on borrowers, regulatory requirements, internal controls and finances
- Identified two categories of savings opportunities – "**Automatic**" and "**Action Required**"
- Weekly meetings led by CEO & CFO
- Intend to execute key decisions before end of 2015

Opportunity Areas

"**Automatic**" category: savings which are anticipated to materialize independent of any management action. Examples include:

	Potential Savings Range:
• Amortization	$60 – 70
• Loan-count driven expenses	$20 – 30
• Strategic Advisors	~$25
• No FiServ payments in 2016	$18
• 'One-time' 2015 expenses	$15 – 25

"**Action Required**" category: savings dependent upon management action. Examples include:

• Servicing expenses	$50 – 100
• Employee costs	$25 – 50
• Consulting & Legal	$15 – 30
• Infrastructure	$10 – 20

The Company is executing a comprehensive cost reduction initiative, however there is no guarantee that it will be able to meet the potential savings ranges highlighted above

Ocwen Financial Corporation®

8

Residential Mortgage Lending Driver of Future Growth Creating a commercial and operational foundation to enable Ocwen to grow into a top 10 originator with innovative, high margin products Approach Retail Build-out Aligning loan fulfillment process across channels, Establishing on-line presence focused on ease of driving quality, speed and cost productivity consumer use and document automation Improving pricing, cycle time, service and lead Actively hiring and on-boarding sales talent and generation performance equipping them with training, coaching and metrics... rapid results feedback and development Creating a network of third-parties to allow for nimble pricing and product distribution Driving Lean Six Sigma into process designs for lead generation, distribution, monitoring and consumer Filling-out product suite to drive partner loyalty, follow-up; "Big Y" = speed to close increased share of purchase market and new product pipeline Including all presently available loan programs with real-time competitive pricing comparisons to drive lead Executing long-term investments in technology, conversions branding and process re-engineering Aspiration: Libertyfs proprietary technology + agile pricing + Lean Six Sigma process discipline = speed and cost advantages = Ocwen as Top 10 originator Ocwen Financial Corporation? 9

Ocwen Investment Thesis Proven leader in homeownership preservation through loan modifications and lending to seniors; leader in the U.S. Treasury Home Affordable Modification Program completing 20% of all HAMP modifications(a) Leader in reverse mortgage lending and building a strong foundation for forward mortgage and alternative lending Turbulence of last ~18 months has helped create a stronger company with intense focus on the borrower experience, regulatory compliance and Ocwen s internal risk and compliance operations Well capitalized non-bank mortgage servicer that meets all current and proposed capital standards Actively reducing leverage with proven history of generating substantial cash flow from operations Experienced Board and Management team with proven track record and commitment to customer service and compliance Embedded value in Reverse Mortgage Future Draws, MSRs and Deferred Servicing Fees not fully reflected on balance sheet a) Source: Second Quarter 2015 Making Home Affordable Program Performance Report by U.S. Department of the Treasury; includes 10 Ocwen Financial Corporation? acquired loans